EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, no par value, of Jumia Technologies AG (the “Ordinary Shares”) and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of May 30, 2025.

Axian Telecom

By:	/s/ Hassanein Hiridjee
	Name:	Hassanein Hiridjee
	Title:	Director

Axian Telecom Holding and Management Limited

By:	/s/ Hassanein Hiridjee
	Name:	Hassanein Hiridjee
	Title:	Director

/s/ Hassanein Hiridjee
Hassanein Hiridjee

ANNEX A

Executive Officers and Directors of Axian Telecom

The name and principal occupation of each director and executive officer of Axian Telecom are set forth below. Unless otherwise stated, the address for each person listed below is Standard Chartered Tower, 19 Cybercity, c/o DTOS Ltd., 10th Floor, Ebene, Mauritius, 72201.

Name	Title	Principal Occupation or Employment	Citizenship
Mr. Hassanein Hiridjee	Director	Founder Axian Telecom	French
Mr. Ahmud Parwiz Jugoo	Director	Barrister-at-Law and Consultant	Mauritian
Mrs. Anja Blumert	Director	Independent Senior Advisor	German
Mr. Afsar Ebrahim	Director	Founding partner KICK Advisory	Mauritian
Mr. Michael Wong Yuen Tien	Director	CEO DTOS Holdings	Mauritian
Mrs. Seynabou Ba	Director	Founder & CEO ESG Africa	Senegalese
Mr. Hassan Jaber	CEO	CEO Axian Telecom	French
Mr. Nicolas Sylvestre-Boncheval	CFO	CFO Axian Telecom	French
Mrs. Linda Kouam	CCO	CCO Axian Telecom	Cameroonian
Mr. Jérôme Albou	CTIO	CTIO Axian Telecom	French
Mrs. Anne-Claire Gremeaux	GC	GC Axian Telecom	French

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Ordinary Shares.

Executive Officers and Directors of Axian Telcom Holding and Management Limited

The name and principal occupation of each director and executive officer of Axian Telcom Holding and Management Limited are set forth below. Unless otherwise stated, the address for each person listed below is C503 Level 5, Burj Daman, Dubai International Financial Centre Dubai, UAE.

Name	Title	Principal Occupation or Employment	Citizenship
Mr. Hassanein Hiridjee	Director	Founder Axian Telecom	French
Mr. Ahmud Parwiz Jugoo	Director	Barrister-at-Law and Consultant	Mauritian
Mr. Nicolas Sylvestre-Boncheval	Director & CFO	CFO Axian Telecom	French
Mr. Hassan Jaber	CEO	CEO Axian Telecom	French

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Ordinary Shares.

ANNEX B

60-Day Trading History

Trade Date	Ordinary Shares Purchased/(Sold)[*]	Weighted Average Price Per Share	Name of Entity
04-07-2025	461,414	0.8656	Axian Telecom
04-08-2025	334,034	0.8693	Axian Telecom
04-11-2025	379,908	1.0316	Axian Telecom
04-14-2025	634,414	1.0407	Axian Telecom
04-15-2025	757,176	1.0613	Axian Telecom
04-16-2025	664,588	1.0311	Axian Telecom
04-17-2025	432,200	1.0422	Axian Telecom
04-21-2025	292,376	1.0400	Axian Telecom
04-22-2025	367,444	1.0709	Axian Telecom
04-24-2025	417,800	1.1632	Axian Telecom
04-25-2025	916,800	1.2174	Axian Telecom
04-28-2025	598,468	1.1939	Axian Telecom
04-29-2025	1,000,000	1.2383	Axian Telecom
04-30-2025	893,080	1.1768	Axian Telecom
05-01-2025	551,388	1.2226	Axian Telecom
05-05-2025	1,000,000	1.2619	Axian Telecom
05-06-2025	748,010	1.2481	Axian Telecom
05-07-2025	440,000	1.2075	Axian Telecom
05-12-2025	1,000,000	1.7534	Axian Telecom
05-13-2025	320,000	1.7719	Axian Telecom
05-22-2025	830,182	1.6112	Axian Telecom
05-23-2025	1,500,000	1.6233	Axian Telecom
05-27-2025	1,237,752	1.6860	Axian Telecom
05-28-2025	1,214,600	1.6465	Axian Telecom
05-29-2025	800,000	1.6246	Axian Telecom
05-30-2025	1,917,354	1.6418	Axian Telecom

[*]	The Reporting Persons beneficially own ADSs, each representing two Ordinary Shares, and do not own any Ordinary Shares. For the purposes of this Schedule 13D, the Reporting Persons have illustrated their ownership and trading history in Ordinary Shares.